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                                                               Exhibit 99 (a)(7)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

      GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

----------------------------------------------------------       --------------------------------------------------------
                                 Give the name and                                               Give the name and
For this type of account:        SOCIAL SECURITY number          For this type of account:       EMPLOYER IDENTIFICATION
                                 of --                                                           number of --
----------------------------------------------------------       --------------------------------------------------------
1. An individual's account       The individual                  6.  A valid trust, estate       The legal entity (Do
                                                                       or pension trust          not furnish the
2. Two or more individuals       The actual owner of the                                         identifying number of
    (joint account)              account or, if combined                                         the personal
                                 funds, any one of the                                           representative or
                                 individuals(1)                                                  trustee unless the
                                                                                                 legal entity itself is
3. Custodian account of a        The minor(2)                                                    not designated in the
    minor (Uniform Gift to                                                                        account title.)(4)
    Minors Act)
                                                                 7.  Corporate account           The corporation

4. (a) The usual revocable       The grantor-trustee(1)          8.  Religious, charitable,      The organization
    savings trust account                                             or educational
    (grantor is also trustee)                                         organization account

    (b) So-called trust          The actual owner(1)             9.  Partnership                 The partnership
    account that is not a
    legal or valid trust                                         10. Association, club, or       The organization
    under State law                                                   other tax-exempt
                                                                      organization
5. Sole proprietorship           The owner(3)
    account                                                      11. A broker or registered      The broker or nominee
                                                                      nominee

                                                                 12. Account with the            The public entity
                                                                      Department of
                                                                      Agriculture in the
                                                                      name of a public
                                                                      entity (such as a
                                                                      State or local
                                                                      government, school
                                                                      district, or prison)
                                                                      that receives
                                                                      agricultural program
                                                                      payments

                                                                 13.  Sole proprietorship        The owner(3)
                                                                       account
----------------------------------------------------------       ---------------------------------------------------------

(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner. You may also enter your business name. You may use your Social Security Number or Employer Identification Number.

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

-     A corporation.

-     A financial institution.

- An organization exempt from tax under section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7).

-     The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

-     An international organization or any agency, or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

-     A real estate investment trust.

-     A common trust fund operated by a bank under section 584(a).

-     An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

- An entity registered at all times under the Investment Company Act of 1940.

-     A foreign central bank of issue.

- A futures commission merchant registered with the Commodity Futures Trading Commission.

- A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

-     Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

-     Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

-     Payments described in section 6049(b)(5) to non-resident aliens.

-     Payments on tax-free covenant bonds under section 1451.

-     Payments made by certain foreign organizations.

-     Mortgage interest paid to an individual.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting, are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.